Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-137975 & 333-142265) of ICF International, Inc. of our report dated June 13, 2007 relating to the consolidated financial statements of Simat, Helliesen & Eichner, Inc., which appears in the Form 8-K/A of ICF International, Inc. dated February 19, 2008.

/s/ Mahoney Cohen & Company, CPA, P.C. New York, New York February 19, 2008